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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the OSCA, Inc. Savings Plan of our report dated February 21, 2001, with respect to the consolidated financial statements of OSCA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                               Ernst & Young LLP

Indianapolis, Indiana
March 29, 2001